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                                                                    EXHIBIT 11.1

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                         ALIGN-RITE INTERNATIONAL, INC.

     The following table provides a reconciliation of the numerator and denominators of the basic and diluted per-share computations for the three and nine months ended December 31, 1999 and 1998:

                                                           INCOME          SHARES        PER SHARE
                                                         (NUMERATOR)    (DENOMINATOR)     AMOUNT
                                                         -----------    -------------    ---------
For the Three Months Ended December 31, 1999:
  Basic EPS............................................  $  526,000       4,678,000        $0.11
  Effect of dilutive securities:
     Stock Options.....................................          --         293,000
                                                         ----------       ---------
  Diluted EPS..........................................  $  526,000       4,971,000        $0.11
                                                         ==========       =========
For the Three Months Ended December 31, 1998:
  Basic EPS............................................  $  805,000       4,497,000        $0.18
  Effect of dilutive securities:
     Stock Options.....................................          --         363,000
                                                         ----------       ---------
  Diluted EPS..........................................  $  805,000       4,860,000        $0.17
                                                         ==========       =========

                                                           INCOME          SHARES        PER SHARE
                                                         (NUMERATOR)    (DENOMINATOR)     AMOUNT
                                                         -----------    -------------    ---------
For the Nine Months Ended December 31, 1999:
  Basic EPS............................................  $2,598,000       4,620,000        $0.56
  Effective of dilutive securities:
     Stock Options.....................................          --         305,000
                                                         ----------       ---------
  Diluted EPS..........................................  $2,598,000       4,925,000        $0.53
                                                         ==========       =========
For the Nine Months Ended December 31, 1998:
  Basic EPS............................................  $4,401,000       4,481,000        $0.98
  Effective of dilutive securities:
     Stock Options.....................................          --         385,000
                                                         ----------       ---------
  Diluted EPS..........................................  $4,401,000       4,866,000        $0.90
                                                         ==========       =========